UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (Date of earliest event reported): October 12, 2026
MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1200 Abernathy Road N.E.
Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)
(770) 206-4200
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MWA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Financial Officer Transition
On October 12, 2026, Mueller Water Products, Inc. (the “Company”) announced that Melissa Rasmussen will step down as the Company’s Senior Vice President and Chief Financial Officer, effective as of the first business day following the date on which the Company files its Annual Report on Form 10-K for the fiscal year ended September 30, 2026 (the “Transition Date”). Ms. Rasmussen’s transition and separation are not the result of any disagreement with the Company on any matter relating to the Company’s financial statements, internal control over financial reporting, operations, policies, or practices.
In connection with Ms. Rasmussen’s departure, the Company’s Board of Directors appointed Mike Morgan as Executive Vice President, Finance, effective October 28, 2026, with Mr. Morgan to assume the role of Executive Vice President and Chief Financial Officer, effective as of the Transition Date.
Mr. Morgan, age 56, has served as the Chief Financial Officer of IvyTree Holdings LLC (f/k/a Indicor, LLC), a privately held industrial solutions company, since April 2025. Prior to that, Mr. Morgan served in finance roles of increasing responsibility with Labcorp Holdings Inc. (NYSE: LH) from March 2015 to April 2025, including serving as Labcorp’s Senior Vice President, Enterprise Finance, and Chief Financial Officer of its Biopharma Lab Services business segment.
Outgoing Chief Financial Officer Arrangements
In connection with Ms. Rasmussen’s departure, the Company and Ms. Rasmussen entered into a Transition Agreement (the “Transition Agreement”), pursuant to which Ms. Rasmussen will serve as Senior Advisor to the Company from the Transition Date through December 31, 2026 (the “Transition Period”). Pursuant to the Transition Agreement, Ms. Rasmussen will continue to receive her current base salary through the end of the Transition Period.
The Transition Agreement further provides for the following payments and benefits, subject to Ms. Rasmussen’s execution and non-revocation of a release of claims: (i) an annual bonus for fiscal year 2026, determined based on the Company’s actual performance, (ii) a retention payment in the amount of $431,897, and (ii) the severance benefits payable to her upon a qualifying termination outside of a change in control in accordance with the terms and conditions of the Company’s Executive Severance Plan (the “Executive Severance Plan”), a copy of which is attached as Exhibit 10.39 to the Company’s Annual Report on Form 10-K filed on November 19, 2025.
Additionally, Ms. Rasmussen’s equity awards will remain outstanding and eligible to vest during the Transition Period pursuant to the terms of the applicable incentive plans and award agreements.
Pursuant to the Transition Agreement, Ms. Rasmussen also reaffirmed her obligation to comply with the restrictive covenants set forth in the Executive Severance Plan and her equity award agreements.
The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Incoming Chief Financial Officer Arrangements
In connection with his appointment, the Company and Mr. Morgan entered into an offer letter (the “Offer Letter”), pursuant to which, effective as of October 28, 2026, Mr. Morgan will receive an annual base salary of $575,000 and will have a target annual bonus opportunity equal to 80% of his base salary. Beginning with fiscal year 2027, Mr. Morgan will have a target annual long-term incentive opportunity of $1,300,000. Mr. Morgan will also receive (a) an initial equity award with a grant date value of $500,000, to be granted on his start date and to vest in equal installments on the first and second anniversaries of his start date and (b) a one-time cash sign-on bonus of $700,000 payable on January 1, 2027. Mr. Morgan will also receive an annual commuter benefit of $100,000 and will be eligible for other benefits and perquisites on terms substantially similar to those that apply to other executive officers of the Company.
Additionally, Mr. Morgan will be eligible to participate in the Executive Severance Plan. Accordingly, if Mr. Morgan’s employment is terminated by the Company without Cause (as defined in the Executive Severance Plan), Mr. Morgan will be entitled to, among other benefits and subject to receipt of a customary release and other terms, a cash payment in the amount of 2.0 times his base salary, plus a prorated bonus for the year in which the termination occurs. If the termination without Cause occurs within two years of a change in control, Mr. Morgan will be entitled to, among other benefits and subject to receipt of a customary release and other terms, a cash payment in the amount of 2.0 times the sum of his (i) base salary and

(ii) Target Bonus (as defined in the Executive Severance Plan), plus a prorated bonus for the year in which the termination occurs, and all of his unvested restricted stock units, performance restricted stock units (at target) and stock options will vest.
There are no family relationships between Mr. Morgan and any Company director or executive officer, and no arrangements or understandings between Mr. Morgan and any other person pursuant to which he was selected as an officer. Since October 1, 2025, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Morgan had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.
The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure.
On October 12, 2026, the Company issued a press release announcing the leadership transition described above. The press release, furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

10.1*	Transition Agreement, dated October 12, 2026, by and between Mueller Water Products, Inc. and Melissa Rasmussen
10.2*	Offer Letter, dated October 2, 2026, by and between Mueller Water Products, Inc. and Mike Morgan
99.1	Press Release, dated October 12, 2026
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL
* Management contract or compensatory plan, contract or arrangement required to be filed pursuant to Item 601(b)(10)(iii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Mueller Water Products, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 13, 2026	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Chason A. Carroll
Chason A. Carroll
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary